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                                                                     EXHIBIT 3.4


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          FIRST ACCEPTANCE CORPORATION

                             A DELAWARE CORPORATION

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE I OFFICES..............................................................1
    1.1    REGISTERED OFFICE AND AGENT.........................................1
    1.2    OTHER OFFICES.......................................................1

ARTICLE II MEETINGS OF STOCKHOLDERS............................................1
    2.1    ANNUAL MEETING......................................................1
    2.2    SPECIAL MEETING.....................................................1
    2.3    PLACE OF MEETINGS...................................................2
    2.4    NOTICE..............................................................2
    2.5    VOTING LIST.........................................................2
    2.6    QUORUM..............................................................2
    2.7    REQUIRED VOTE; WITHDRAWAL OF QUORUM.................................3
    2.8    METHOD OF VOTING; PROXIES...........................................3
    2.9    RECORD DATE.........................................................3
    2.10   CONDUCT OF MEETING..................................................4
    2.11   INSPECTORS..........................................................4

ARTICLE III DIRECTORS..........................................................4
    3.1    MANAGEMENT..........................................................4
    3.2    NUMBER; QUALIFICATION; ELECTION; TERM...............................5
    3.3    CHANGE IN NUMBER....................................................5
    3.4    NOMINATIONS.........................................................5
    3.5    REMOVAL.............................................................6
    3.6    VACANCIES...........................................................6
    3.7    MEETINGS OF DIRECTORS...............................................6
    3.8    FIRST MEETING.......................................................6
    3.9    ELECTION OF OFFICERS................................................7
    3.10   REGULAR MEETINGS....................................................7
    3.11   SPECIAL MEETINGS....................................................7
    3.12   NOTICE..............................................................7
    3.13   QUORUM; MAJORITY VOTE...............................................7
    3.14   PROCEDURE...........................................................7
    3.15   COMPENSATION........................................................7

ARTICLE IV COMMITTEES..........................................................8
    4.1    DESIGNATION.........................................................8
    4.2    NUMBER; QUALIFICATION; TERM.........................................8
    4.3    AUTHORITY...........................................................8
    4.4    COMMITTEE CHANGES...................................................8
    4.5    ALTERNATE MEMBERS OF COMMITTEES.....................................8
    4.6    REGULAR MEETINGS....................................................8
    4.7    SPECIAL MEETINGS....................................................8

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
    4.8    QUORUM; MAJORITY VOTE...............................................8
    4.9    MINUTES.............................................................9
    4.10   COMPENSATION........................................................9

ARTICLE V NOTICE...............................................................9
    5.1    METHOD..............................................................9
    5.2    WAIVER..............................................................9

ARTICLE VI OFFICERS...........................................................10
    6.1    NUMBER; TITLES; TERM OF OFFICE.....................................10
    6.2    REMOVAL............................................................10
    6.3    VACANCIES..........................................................10
    6.4    AUTHORITY..........................................................10
    6.5    COMPENSATION.......................................................10
    6.6    CHAIRMAN OF THE BOARD..............................................10
    6.7    CHIEF EXECUTIVE OFFICER............................................10
    6.8    PRESIDENT..........................................................11
    6.9    VICE PRESIDENTS....................................................11
    6.10   TREASURER..........................................................11
    6.11   ASSISTANT TREASURERS...............................................11
    6.12   SECRETARY..........................................................11
    6.13   ASSISTANT SECRETARIES..............................................11

ARTICLE VII CERTIFICATES AND STOCKHOLDERS.....................................12
    7.1    CERTIFICATES FOR SHARES............................................12
    7.2    REPLACEMENT OF LOST OR DESTROYED CERTIFICATES......................12
    7.3    TRANSFER OF SHARES.................................................12
    7.4    REGISTERED STOCKHOLDERS............................................12
    7.5    REGULATIONS........................................................13
    7.6    LEGENDS............................................................13

ARTICLE VIII MISCELLANEOUS PROVISIONS.........................................13
    8.1    DIVIDENDS..........................................................13
    8.2    RESERVES...........................................................13
    8.3    BOOKS AND RECORDS..................................................13
    8.4    FISCAL YEAR........................................................13
    8.5    SEAL...............................................................13
    8.6    RESIGNATIONS.......................................................13
    8.7    SECURITIES OF OTHER CORPORATIONS...................................13
    8.8    ACTION WITHOUT A MEETING...........................................14
    8.9    INVALID PROVISIONS.................................................14
    8.10   MORTGAGES, ETC.....................................................14
    8.11   HEADINGS...........................................................14
    8.12   REFERENCES.........................................................14
    8.13   AMENDMENTS.........................................................14

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          FIRST ACCEPTANCE CORPORATION

                             A DELAWARE CORPORATION

                                    PREAMBLE

     These Amended and Restated Bylaws (the "bylaws") are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the restated certificate of incorporation of First Acceptance Corporation (the "certificate of incorporation"), a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                                    ARTICLE I
                                     OFFICES

     1.1 REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

     1.2 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     2.1 ANNUAL MEETING. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.2 SPECIAL MEETING. Special meetings of the stockholders of the Corporation may be called by either the board of directors, pursuant to a resolution approved by a majority of the whole board of directors at the time in office or the holders of not less than one-third of the common stock of the Corporation. Special meetings of the preferred stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed as provided by law or in the certificate or certificates establishing the preferred stock of the Corporation. A special meeting shall be held on such date and at such time as shall be

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designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

     2.3 PLACE OF MEETINGS. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

     2.4 NOTICE. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.

     2.5 VOTING LIST. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     2.6 QUORUM. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

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     2.7    REQUIRED VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 METHOD OF VOTING; PROXIES. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary or an Assistant Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.9 RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days prior to such meeting. In addition, the record date fixed for the purpose of determining stockholders entitled to notice of or to vote at any meetings or adjournments thereof must be not less than ten days prior to such meeting. For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.

     If no record date is fixed:

            (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (b) The record date for determining stockholders entitled to consent to corporation action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office

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in Delaware, its principal place of business, or an officer or agent of the
Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopt the resolution taking such prior action.

            (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

            (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     2.10 CONDUCT OF MEETING. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, if such office has been filled, and, if not or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by a person appointed by the meeting.

     2.11 INSPECTORS. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternative inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each; determine the number of shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the count of all votes and ballots. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                   ARTICLE III
                                    DIRECTORS

     3.1 MANAGEMENT. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

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     3.2    NUMBER; QUALIFICATION; ELECTION; TERM. The number of directors that shall constitute the whole board of directors shall be fixed at nine or at such other number as may from time to time be approved by the board of directors by a resolution adopted by a supermajority vote of the board of directors representing the affirmative vote of no fewer than 75% (rounding to the nearest whole number) of the persons comprising the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than two or more than twelve. The first board of directors shall consist of the number of directors named in the certificate of incorporation of the Corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the whole board of directors shall be determined by resolution adopted by a supermajority vote of the board of directors representing the affirmative vote of no fewer than 75% (rounding to the nearest whole number) of the persons comprising the whole board of directors serving at the time of that vote. Except as otherwise required by law or the certificate of incorporation of the Corporation and in accordance with Section 5 herein, the directors shall be nominated and elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to be voted generally in the election of directors. Each director so chosen shall hold office until his term expires as provided in the certificate of incorporation and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

     3.3 CHANGE IN NUMBER. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

     3.4    NOMINATIONS.

            (a) Only persons who are nominated in accordance with the procedures set forth in Article VII of the certificate of incorporation or these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders by or at the direction of the board of directors if such nominations have been made in accordance with the procedures set forth in
Section 3.4(b) of these bylaws.

            (b) In order for the board of directors to make nominations for the election of directors as provided in Section 3.4(a) of these bylaws, such nominations must first be proposed to the board of directors by a nominating committee established in accordance with Article IV of these bylaws, and such proposed nominations must then be approved by a resolution of a supermajority vote of the board of directors representing the affirmative vote of no fewer than 75% (rounding to the nearest whole number) of the persons comprising the whole board of directors of the Corporation.

            (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in
Article VII of the certificate of incorporation or this section 3.4. The chairman of the meeting shall, if the facts warrant,

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determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     3.5 REMOVAL. Except as otherwise provided in the certificate of incorporation of the Corporation, a director of any class of directors of the Corporation shall be removed before the expiration date of that director's term of office, with or without cause, by an affirmative vote of the holders of a majority of the outstanding shares of the class or classes or series of stock then entitled to be voted generally in an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors or as set forth in the certificate of incorporation of the Corporation; provided, however, if the stockholders have the right to cumulate votes in the election of directors pursuant to the certificate of incorporation of the Corporation, if less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

     3.6 VACANCIES. Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal, or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by no less than a supermajority vote of the board of directors representing the affirmative vote of no fewer than 75% (rounding to the nearest whole number) of the persons comprising the whole board of directors, though less than a quorum, who are designated to represent the same class or classes or series of stockholders that the vacant position, when filled, is to represent, by the sole remaining director, or by the affirmative vote required by law or by the certificate of incorporation of the holders of the outstanding shares of the class or classes or series of stock then entitled to be voted in an election of directors of that class or classes or series (but not by the common stockholders except as required by law), voting together as a single class, and each director shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal. Except as otherwise provided in the certificate of incorporation, when one or more directors shall resign from the board of directors, effective at a future date, a supermajority vote of the board of directors representing the affirmative vote of no fewer than 75% (rounding to the nearest whole number) of the persons comprising the whole board of directors, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

     3.7 MEETINGS OF DIRECTORS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of any such meeting or duly executed waiver of notice of any such meeting.

     3.8 FIRST MEETING. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present,

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immediately after and at the same place as the annual meeting of stockholders, and no further notice of such meeting shall be necessary.

     3.9 ELECTION OF OFFICERS. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

     3.10 REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.11 SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or any director.

     3.12 NOTICE. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.13 QUORUM; MAJORITY VOTE. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.14 PROCEDURE. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.15 COMPENSATION. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

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                                   ARTICLE IV
                                   COMMITTEES

     4.1 DESIGNATION. The board of directors may, by resolution adopted by a majority of the whole board of directors, designate one or more committees.

     4.2 NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the whole board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member by a majority of the whole board of directors, or as a director.

     4.3 AUTHORITY. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation, or these bylaws.

     4.4 COMMITTEE CHANGES. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5 ALTERNATE MEMBERS OF COMMITTEES. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 REGULAR MEETINGS. Regular meetings of any committee may be held without further notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7 SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a

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greater number is required by law, the certificate of incorporation of the
Corporation, these bylaws or the resolutions creating the committee.

     4.9 MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     4.10 COMPENSATION. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

                                    ARTICLE V
                                     NOTICE

     5.1 METHOD. Whenever by statute, the certificate of incorporation of the Corporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books (or in the case of a stockholder, the stock transfer records of the Corporation), or
(b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given upon the time when the same is deposited in the United States mail; provided that, with respect to any notice given to a director by mail, the Corporation shall telefax or send by overnight courier a copy of such notice (the "Concurrent Mail Notice"), on the same day that such notice is deposited in the mail, to a fax number or street address previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Mail Notice shall not affect the validity of the notice given by mail. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given upon the time delivered to such service with all charges prepaid and addressed as aforesaid; provided that, with respect to any notice given to a director by overnight courier service, the Corporation shall telefax a copy of such notice (the "Concurrent Courier Notice"), on the same day that such notice is deposited with the courier service, to a fax number previously provided by a director in writing to the Corporation; and provided further, however, that failure of a director to receive the Concurrent Courier Notice shall not affect the validity of the notice given by overnight courier service. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given upon the time transmitted as aforesaid.

     5.2 WAIVER. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these bylaws, a waiver thereof in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express

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purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VI
                                    OFFICERS

     6.1 NUMBER; TITLES; TERM OF OFFICE. The officers of the Corporation shall be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including, without limitation, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Other than the Chairman of the Board who must be a director of the Corporation, none of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

     6.2 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 VACANCIES. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

     6.4 AUTHORITY. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.5 COMPENSATION. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer or agent (other than an officer to whom such power is delegated) to a committee of the board of directors, the Chairman of the Board, the Chief Executive Officer, or the President.

     6.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such powers and duties as may be reasonably prescribed by the board of directors. Such officer shall preside, if present, at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

     6.7 CHIEF EXECUTIVE OFFICER. Subject to the control of the board of directors, the Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, in the absence of the Chairman of the Board, at all meetings of stockholders. He shall see that all orders and resolutions of the board of directors and the stockholders are carried into effect. He shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such

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properties and operations as may be reasonably incident to such responsibility, and shall have such powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these bylaws.

     6.8 PRESIDENT. The President shall have such powers and duties as may be assigned to him by the Chief Executive Officer. If the board of directors has not elected a Chief Executive Officer or in the absence or inability to act of the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer.

     6.9 VICE PRESIDENTS. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act.

     6.10 TREASURER. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President. He may sign with the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, all certificates for shares of stock of the Corporation.

     6.11 ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer, the President, or the Treasurer. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.12 SECRETARY. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, or the Treasurer, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chief Executive Officer, and the President.

     6.13 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chief Executive Officer, the President, or the Secretary The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time

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they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                                   ARTICLE VII
                          CERTIFICATES AND STOCKHOLDERS

     7.1 CERTIFICATES FOR SHARES. Certificate for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Subject to the Corporation's right under the certificate of incorporation to disallow the transfer of shares in certain circumstances, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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     7.5    REGULATIONS. The board of directors shall have the power and authority to make all such rules and regulations as the board of directors deems expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6 LEGENDS. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     8.1 DIVIDENDS. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.2 RESERVES. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors (and any committees thereof) and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     8.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall end on June 30.

     8.5 SEAL. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

     8.6 RESIGNATIONS. Any director, committee member, or officer may resign by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7 SECURITIES OF OTHER CORPORATIONS. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect

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to any securities of another issuer which may be held or owned by the
Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.8 ACTION WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation of the Corporation, any action required or permitted to be taken at a meeting of the stockholders of the Corporation, the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action as required by law or the certificate of incorporation of the Corporation, all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such stockholders, directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the stockholders, board of directors or committee, as the case may be.

     8.9 INVALID PROVISIONS. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.10 MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

     8.11 HEADINGS. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     8.12 REFERENCES. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     8.13 AMENDMENTS. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board of directors, or by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock then entitled to be voted generally in an election of directors, voting together as a single class, subject to any additional rights of any outstanding class or series of shares of the Corporation described in the certificate of incorporation of the Corporation; provided that any alteration to or the amendment or repeal of or the adoption of any bylaw that supercedes or otherwise contravenes any section or provision of these bylaws requiring the vote by a supermajority vote of the board of directors representing the affirmative vote of no fewer than 75% (rounding to the nearest whole number) of the persons comprising the whole board of directors must be approved by a supermajority vote of the board of directors representing the affirmative vote of no fewer than 75% (rounding to the nearest whole number) of the persons comprising the whole board of directors.

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     The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by unanimous consent by the directors of the Corporation as of ____________, 200__.


                                                 -------------------------------
                                                                [Name and Title]

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